Exhibit 99.1

John Tietjen	Rich Tauberman
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	MWW Group
john.tietjen@sterlingbancorp.com	rtauberman@mww.com
212.757.8035	201.507.9500

FOR IMMEDIATE RELEASE

Sterling Bancorp to Present at LI Invest’s First Annual Investor Conference

New York, NY, September 20, 2004 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, announced today that President John C. Millman and Michael Bizenov, President of Sterling National Mortgage will address the LI Invest’s First Annual Investor Conference on September 23, 2004 at the Marriott Hotel in Melville, NY.

The presentation will commence at 4:20 PM EDT and will focus on the Company’s corporate strategies, financial performance and business activities on Long Island. It will be simultaneously web cast on the Long Island Invest website, www.liinvest.org. In addition, a copy of the slide presentation will be available on September 23, 2004 on Sterling’s website, www.sterlingbancorp.com.

About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.8 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, Virginia and North Carolina and conducts business throughout the U.S.

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